[LETTERHEAD OF SIERCHIO & ALBERT, P.C.]


                                                                  March 16, 1999



I-Tech Holdings Group, Inc.
1629 York Street
Denver, Colorado 80206

        Re:     I-Tech Holdings Group, Inc. - Form S-8 Registration Statement

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 filed by I-Tech Holdings Group, Inc. a Colorado corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 75,000 shares of Common Stock, no par value of the Company (the "Shares") issuable pursuant to a Consulting Agreement between the Company and Olympic Capital Group, Inc. and its employees, dated March 15, 1999.

     We are of the opinion that the Shares issued pursuant to the Consulting Agreement dated March 15, 1999 have been duly authorized and that such shares are validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the prospectus constituting a part thereof.

                                                 Yours truly,



                                                 s/Joseph Sierchio
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